AMENDMENT TO SCHEDULE 6
OF
THE AGREEMENT OF PURCHASE AND SALE
DATED SEPTEMBER 2, 2017 AMONG PHI GROUP, INC.,
AMERICAN PACIFIC RESOURCES, INC.
AND RUSH GOLD ROYALTY, INC.

PAYMENT METHOD
TOTAL PURCHASE PRICE: US$25,000,000

1) CASH AND DEMAND PROMISSORY NOTE: $5,000,000
(The cash portion will be determined by the parties hereto prior to Closing and the Demand Promissory Note shall have the form and Notice of Demand of Payment as attached herewith)

Time of Delivery: On or prior to Closing Date.

2) CLASS A SERIES II PREFERED STOCK OF PHI GROUP, INC.:

Amount: US$20,000,000

Time of Delivery: On or prior to Closing.

Terms of Class A Preferred Stock:

Par Value: US$0.001; **Original Issue Price:** US $5.00 per share; **Dividend rate**: 8% per annum, cumulative.
Redemption: The Company, after a period of one year from the date of issuance, may at any time or from time to time redeem the Class A Series II Preferred Stock, in whole or in part, at the option of the Company's Board of Directors, at a price equal to one hundred twenty percent (120%) of the Original Issue Price, plus, in each case, accumulated and unpaid dividends to the date fixed for redemption.
Convertibility: Convertible into Common Stock of PHI Group, Inc., or alternatively into Common Stock of American Pacific Resources, Inc., a Wyoming corporation, as described below.

"Each share of our PHI Group, Inc.'s Class A Series II Preferred Stock shall be convertible into PHI Group's ("PHI") Common Stock any time after two years from the date of issuance, at a Variable Conversion Price (as defined herein) of the PHI Common Stock, or alternatively convertible into American Pacific Resources, Inc.'s ("APR") Common Stock any time after APR has become a fully-reporting publicly traded company for at least three months, at a Variable Conversion Price (as defined herein). The PHI Variable Conversion Price shall mean 75% multiplied by the Market Price (as defined herein), representing a discount rate of 25%, of PHI Common Stock and the APR Variable Conversion Price shall mean 50% multiplied by the Market Price (as defined herein), representing a discount rate of 50%, of APR Common Stock. "Market Price" means the average Trading Price for PHI's Common Stock or APR' Common Stock during the ten (10) trading-day period ending one trading day prior to the date the Conversion Notice is sent by the Holder of the Preferred Stock to PHI via facsimile or email (the "Conversion Date"). "Trading Price" means, for any security as of any date, the closing price on the OTC Markets, OTCQB, NASDAQ Stock Markets, NYSE or applicable trading market as reported by a reliable reporting service ("Reporting Service") mutually acceptable to PHI, APR and Holder of the Preferred Stock." The amount of shares of Common Stock to be received by Holder at the time of conversion will be based on the following formula:

$$\text{Amount of CS} = \frac{\text{OIP + AUD}}{\text{VCP}}$$

Where **CS**: Common Shares of PHI Group, Inc., or alternatively of American Pacific Resources, Inc.

OIP: Original Issue Price of Class A Series II Preferred Stock of PHI Group, Inc.
AUD: Accrued and Unpaid Dividends.
VCP: Variable Conversion Price of PHI Common Stock or APR Common Stock as defined above.

IN WITNESS WHEREOF the parties hereto have executed this Amendment to the Purchase and Sale Agreement mentioned above as of the day and year written below.

Date: November 1, 2017

PHI GROUP, INC.
a Nevada corporation

By: ______________________
Henry D Fahman
Chairman & CEO

Dated: November 1, 2017

RUSH GOLD ROYALTY INC.
A Wyoming corporation

By: ______________________
Johnny Park
Executive Chairman

Dated: November 1, 2017

AMERICAN PACIFIC RESOURCES, INC.
A Wyoming corporation

By: ______________________
Henry D Fahman
Executive Chairman